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                                                                      Exhibit 23
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                         Independent Auditors' Consent
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The Plan Administrator
Redlands Federal Bank
 Employee 401(k) Savings Plan
Redlands, California:

We consent to incorporation by reference in the registration statement (No. 33-86848) on Form S-8 of RedFed Bancorp Inc. of our report dated June 25, 1997 relating to the statement of net assets available for plan benefits of the Redlands Federal Bank Employee 401(k) Savings Plan, formerly Redlands Federal Bank Employee Profit Sharing Plan as of December 31, 1996 and 1995, the related statement of changes in net assets available for plan benefits for the years then ended and supplemental schedules for the year ended December 31, 1996, which report appears in the December 31, 1996 Annual Report on Form 11-K of Redlands Federal Bank Employee 401(k) Savings Plan.


Orange County, California                                KPMG Peat Marwick LLP
June 25, 1997